Exhibit 99.1

CMCT names John Hope Bryant to its Board of Directors

DALLAS—November 22, 2022—Creative Media & Community Trust Corporation (NASDAQ: CMCT and TASE: CMCT-L) announced today that John Hope Bryant has been appointed to its Board of Directors.

Mr. Bryant is chairman and chief executive officer of Bryant Group Ventures and The Promise Homes Company (“TPHC”), the largest for-profit minority-controlled owner of institutional-quality, single-family residential rental homes in the U.S. Bryant founded TPHC as a start-up idea in the summer of 2017, and, by the summer of 2021, it had become the largest minority controlled single family home rental company in the nation. Further, Mr. Bryant has served as a director of Nextdoor Holdings, Inc. since November 2021 and currently serves on its Nominating, Corporate Governance, and Corporate Responsibility Committee.

Mr. Bryant is also the Founder, Chairman, and Chief Executive Officer of Operation HOPE, Inc., the largest not-for-profit and best-in-class provider of financial literacy, financial inclusion, and economic empowerment tools and services in the United States for youth and adults. He has served as an advisor to three sitting U.S. presidents from both political parties.

Mr. Bryant is a founding member of Clinton Global Initiative and a member of the World Economic Forum’s “The Forum of Young Global Leaders.” In addition, he hosts a national podcast series on iHeart and is a regular guest on CNBC’s Squawk Box, a columnist for Bloomberg Opinion and a contributor to Huffington Post and Black Enterprise.

ABOUT CMCT

Creative Media & Community Trust Corporation (“CMCT”) is a real estate investment trust that seeks to own, operate and develop premier multifamily and creative office assets in vibrant and emerging communities throughout the United States. CMCT is a leader in creative office, acquiring and developing properties catering to rapidly growing industries such as technology, media and entertainment. CMCT seeks to apply the expertise of CIM to the acquisition, development, and operation of top-tier multifamily properties situated in dynamic markets with similar business and employment characteristics to its creative office investments. CMCT also owns one hotel in Northern California and a lending platform that originates loans under the Small Business Administration (“SBA”)’s 7(a) loan program. CMCT is operated by affiliates of CIM Group, L.P., a vertically-integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and onsite property management capabilities. (www.creativemediacommunity.com).

FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the scope, severity and duration of the current pandemic of COVID-19, and actions taken to contain the pandemic or mitigate its impact,(ii) the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of CMCT and its tenants and business partners, the real estate market and the global economy and financial markets, among others, (iii) the timing, form, and operational effects of CMCT’s development activities, (iv) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (v) fluctuations in market rents, including as a result of COVID-19, (vi) the effects of inflation and higher interest rates on the operations and profitability of CMCT and (vii) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed under the section “Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2021 and in CMCT's Quarterly Report on Form 10-Q for the period ended September 30, 2022. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made.

Media Relations:

Karen Diehl

Diehl Communications

310-741-9097

karen@diehlcommunications.com

or

Investor Relations:

Steve Altebrando, 646-652-8473

shareholders@creativemediacommunity.com